UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings, the words “anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On April 11, 2013, Aethlon Medical, Inc. (the "Company") entered into a subcontract agreement (“Subcontract”) with Battelle Memorial Institute (“Battelle”). The Subcontract provides for the Company to provide services under Prime Contract No. HR0011-13-C-0023 (“Prime Contract”), which was awarded to Battelle by the Defense Advanced Research Projects Agency (DARPA) on March 12, 2013. The amount of the prime contract award is $22,830,840. The objective of the Prime Contract is to integrate component technologies developed in a previously established DARPA program entitled Dialysis Like Therapeutics (DLT). The DLT integration program will design, test, and validate an extracorporeal blood purification system to treat sepsis. The program endpoint is the submission of an Investigational Device Exemption (IDE) to the United States Food and Drug Administration.

The Subcontract award from Battelle is a cost-plus contract over the course of approximately four years. Payments to the Company will be dependent upon the time and costs incurred on the Subcontract under the direction of Battelle. The Subcontract is composed of a base period and three option periods to achieve a number of tasks to integrate the DLT component technologies. The right to grant those option periods is also at the discretion of the prime contractor. There can be no assurance that the Company alone, or with third party participants, will achieve the identified tasks under the Subcontract to the satisfaction of Battelle and the government. The Company began work on the Subcontract effective April 1, 2013.

The Company was previously awarded a DLT contract by DARPA to develop two technology components that will be tested in the systems integration program for use within an extracorporeal device to treat sepsis. The first component is a selective therapeutic filtration mechanism to eliminate sepsis precursors, bacterial toxins, viral pathogens, and disease enhancing exosomes from the entire circulatory system. The second component is a blood processing system with an open architecture to deliver a variety of extracorporeal therapies without the need for systemic anticoagulant administration. To date, the Company has achieved eleven milestone goals under this contract and is in year two of that five year contract.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: April 15, 2013	Chief Executive Officer

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